===============================================================================
                                                                    EXHIBIT 99.3




                       AMENDED AND RESTATED LOAN AGREEMENT


                             Dated as of May 8, 1998


                                     Between


                               MEI HOLDINGS, L.P.
                                   as Borrower


                                       and


                        NOMURA ASSET CAPITAL CORPORATION,
                                    as Lender



===============================================================================


                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION................................................................  1

         Section 1.1                Definitions.................................................................  1
         Section 1.2                Principles of Construction..................................................  5

II.      GENERAL TERMS..........................................................................................  5

         Section 2.1                Loan Commitment; Disbursement...............................................  5
                 2.1.1              Initial Loan; Phase II Loan.................................................  5
                 2.1.2              The Note....................................................................  7
         Section 2.2                Use of Proceeds.............................................................  7
         Section 2.3                Loan Repayment..............................................................  7
                 2.3.1.             Repayment and Prepayment....................................................  7
                 2.3.2              Recourse....................................................................  7
         Section 2.4                Interest and Principal......................................................  8
                 2.4.1              Generally...................................................................  8
                 2.4.2              Default Rate................................................................  8
         Section 2.5                Payments and Computations...................................................  8
                 2.5.1              Making of Payments..........................................................  8
                 2.5.2              Computations................................................................  8

III.     CONDITIONS PRECEDENT...................................................................................  9

         Section 3.1                Conditions Precedent to Closing.............................................  9

IV.      REPRESENTATIONS AND WARRANTIES......................................................................... 10

         Section 4.1                Borrower Representations.................................................... 10
         Section 4.2                Survival of Representations................................................. 12

V.       AFFIRMATIVE COVENANTS.................................................................................. 12

         Section 5.1                Borrower Covenants.......................................................... 12

VI.      NEGATIVE COVENANTS..................................................................................... 15

         Section 6.1                Borrower's Negative Covenants............................................... 15



VII.  DEFAULTS.................................................................................................. 15

         Section 7.1                Event of Default............................................................ 15
         Section 7.2                Remedies.................................................................... 17
         Section 7.3                Remedies Cumulative......................................................... 18
         Section 7.4                Indemnification Against Tax................................................. 18

VIII.    MISCELLANEOUS.......................................................................................... 18

         Section 8.1                Survival.................................................................... 18
         Section 8.2                Lender's Discretion......................................................... 19
         Section 8.3                Governing Law............................................................... 19
         Section 8.4                Modification; Waiver in Writing............................................. 20
         Section 8.5                Delay Not a Waiver.......................................................... 20
         Section 8.6                Notices..................................................................... 21
         Section 8.7                Trial by Jury............................................................... 22
         Section 8.8                Headings.................................................................... 22
         Section 8.9                Severability................................................................ 22
         Section 8.10               Preferences................................................................. 23
         Section 8.11               Waiver of Notice............................................................ 23
         Section 8.12               Remedies of Borrower........................................................ 23
         Section 8.13               Expenses.................................................................... 23
         Section 8.14               Exhibits and Schedules Incorporated......................................... 24
         Section 8.15               Offsets, Counterclaims and Defenses......................................... 24
         Section 8.16               No Joint Venture or Partnership; No Third
                                    Party Beneficiaries......................................................... 25
         Section 8.17               Publicity................................................................... 25
         Section 8.18               Waiver of Counterclaim...................................................... 25
         Section 8.19               Conflict; Construction of Documents; Reliance............................... 25
         Section 8.20               Brokers and Financial Advisors.............................................. 26
         Section 8.21               Prior Agreements............................................................ 26


Exhibit A - Form of Pledge and Security Agreement

Schedule 2.2 -- Indebtedness of Malibu To Be Repaid.

                       AMENDED AND RESTATED LOAN AGREEMENT


                  THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of May 8, 1998 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT" or "LOAN AGREEMENT"), is between NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address at Two World Financial Center, Building B, New York, New York 10281 ("LENDER"), and MEI HOLDINGS, L.P., a Delaware limited partnership whose address is c/o The Hampstead Group, Texas Commerce Tower, 2200 Ross Ave., Suite 4200-W, Dallas, Texas 75201 ("BORROWER").

                  Certain capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to that certain Loan Agreement dated June 5, 1997 between Borrower and Lender as amended by that certain Letter Agreement dated June 27, 1997 and that certain Letter Agreement dated March 30, 1998 (the "ORIGINAL LOAN AGREEMENT"), Lender made a $10,000,000.00 loan to Borrower (the "ORIGINAL LOAN");

                  WHEREAS, Borrower has requested Lender to, amongst other things, increase the amount of the Original Loan to $20,000,000; and

                  WHEREAS, as a condition to Lender extending such additional credit to Borrower, Lender has required that Borrower amend and restate the Original Loan Agreement pursuant to the terms of this Agreement.

                  NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

            I.    DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                  SECTION 1.1 DEFINITIONS.

                  For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

                  "ADDITIONAL ADVANCE" shall mean each Advance of the Loan (other than the Original Advance and the Initial Advance) made on an Additional Advance Closing Date, in aggregate amount not to exceed $5,000,000.00 and such Additional Advance shall not be less than $2,500,000.00.

                  "ADDITIONAL ADVANCE CLOSING DATE" shall mean the Business Day which is twenty (20) days after the date Lender receives an Advance Request.

                  "ADVANCE" shall mean each of the Initial Advance and each Additional Advance.

                  "ADVANCE REQUEST" shall have the meaning set forth in Section 3.2(a).

                  "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                  "APPLICABLE INTEREST RATE" shall mean a rate per annum equal to LIBOR plus 350 basis points. The Applicable Interest Rate for each one-month interest period shall be determined monthly on the Determination Date immediately preceding such interest period.

                  "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

                  "CLOSING DATE" shall mean the date hereof.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, or any other Loan Document.

                  "DEFAULT" shall mean the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

                  "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum (adjusted monthly on each Determination Date) equal to the Applicable Interest Rate plus 500 basis points; provided, however, in no event shall such rate exceed the maximum rate permitted by applicable law.

                  "DETERMINATION DATE" shall mean the date which is two Eurodollar Business Days prior to the first day of a calendar month.

                  "DISCLOSURE DOCUMENT" shall mean any filing regarding Malibu made by Borrower under the Exchange Act.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EURODOLLAR BUSINESS DAY" shall mean a Business Day on which banks in the City of London, England, are open for interbank or foreign exchange transactions.

                  "EVENT OF DEFAULT" shall have the meaning set forth in Section 7.1(a).

                  "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

                  "FINANCING PERIOD" shall have the meaning set forth in Section 2.1.1(a).

                  "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during the term of the Loan.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America.

                  "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  "INITIAL ADVANCE" shall have the meaning set forth in Section 2.1.1(a).

                  "LIBOR" shall mean the rate (expressed as a percentage per annum) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London, England time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London, England time, on the related Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London, England time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London, England time, on such Determination Date, Lender shall request the principal London, England office of any four major reference banks in the London interbank market selected by Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London, England time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such offered quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time, on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR shall be LIBOR as in effect on the Eurodollar Business Day immediately preceding the applicable Determination Date. LIBOR shall be determined in accordance with this paragraph by Lender or its agent.

                  "LIEN" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower or any of its properties or assets, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                  "LOAN" shall mean the Loan made by Lender to Borrower, as set forth in, and evidenced by, the Note and secured by the other Loan Documents.

                  "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Security Agreement, and any other document executed and/or delivered by Borrower in connection with the Loan or the Original Loan.

                  "MALIBU" shall mean Malibu Entertainment Worldwide, Inc., a Georgia corporation.

                  "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in any of the following (i) the condition (financial or otherwise), business, performance, operations or the following properties of (a) Borrower or MCI or
(b) Borrower and MCI taken as one enterprise, (ii) the legality or validity of any Loan Documents, MCI Loan Documents, the MEI Guaranty or the MCI Guaranty,
(iii) Borrower's ability to pay the Debt in accordance with the terms hereof and otherwise substantially comply with the material terms of this Agreement, (iv) the Pledged Shares, (v) Lender's Lien on the Pledged Shares or the priority of such Lien, (vi) MCI's ability to pay the MCI Debt in accordance with the terms of the MCI Loan Agreement and otherwise substantially comply with the material terms of the MCI Loan Agreement, (vii) the physical condition or value of the MCI Properties or (viii) Lender's Lien on the MCI Properties or the priority of such Lien.

                  "MATURITY DATE" shall mean the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity, by declaration of acceleration, or otherwise.

                  "MAXIMUM LOAN AMOUNT" shall have the meaning set forth in
Section 2.1.1(a).

                  "MCI" shall mean Malibu Centers, Inc., a Delaware corporation.

                  "MCI AMENDMENT DOCUMENTS" shall mean those certain documents executed by MCI, each in a form, substance and scope satisfactory to Lender, which amend the MCI Loan Documents to reflect the Loan and the terms of this Agreement and the other Loan Documents.

                  "MCI DEBT" shall have the meaning ascribed to Debt in the MCI Loan Agreement.

                  "MCI GUARANTY" shall mean that certain guaranty executed by MCI guarantying the Loan and all of Borrower's Obligations under the Loan Documents, as such guaranty has been reaffirmed by the MCI Reaffirmation.

                  "MCI LOAN" shall mean that certain loan made by Lender to Borrower pursuant to the MCI Loan Agreement.

                  "MCI LOAN AGREEMENT" shall mean that certain Loan Agreement dated June 27, 1997 between Lender and MCI, as amended by that certain Letter Agreement dated as of March 30, 1998.

                  "MCI LOAN DOCUMENTS" shall have the meaning ascribed to Loan Documents in the MCI Loan Agreement.

                  "MCI MORTGAGES" shall have the meaning ascribed to Mortgages in the MCI Loan Agreement.

                  "MCI PROPERTIES" shall have the meaning ascribed to Properties in the MCI Loan Agreement.

                  "MCI REAFFIRMATION" shall mean that certain Reaffirmation and Ratification of Guaranty, dated the date hereof and executed by MCI.

                  "MCI TITLE INSURANCE POLICIES" shall have the meaning ascribed to Title Insurance Policies in the MCI Loan Agreement.

                  "MEI GUARANTY" shall mean that certain guaranty executed by Borrower guarantying the MCI Loan and all of MCI's Obligations under the MCI Loan Documents.

                  "NOTE" shall mean that certain Amended and Restated Promissory Note dated as of the date hereof, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "OBLIGATIONS" shall mean any and all debt, liabilities and obligations of Borrower to Lender in connection with the (x) Loan, including, without limiting the generality of the foregoing, the Debt and (y) MCI Loan, including, without limitation pursuant to the MCI Guaranty.

                  "OFFICERS' CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by any authorized senior officer of the Borrower or Borrower's controlling general partner.

                  "ORIGINAL ADVANCE" shall have the meaning set forth in Section 2.1.1(b) hereof.

                  "ORIGINAL CLOSING DATE" shall mean June 5, 1997.

                  "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "PLEDGED SHARES" shall mean the shares of common stock of Malibu pledged from time to time under the Security Agreement.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SECURITY AGREEMENT" shall mean that certain Amended and Restated Pledge and Security Agreement made by Borrower in favor of Lender, dated June 27, 1997, as amended by the Security Agreement Amendment as the same shall be amended, modified and supplemented and in effect from time to time.

                  "SECURITY AGREEMENT AMENDMENT" shall mean that certain Amendment to Amended and Restated Pledge and Security Agreement dated the date hereof between Borrower and Lender.

                  "STATED MATURITY" shall mean September 30, 1998.

                  "TERMINATION DATE" shall mean September 10, 1998.

                  SECTION 1.2 PRINCIPLES OF CONSTRUCTION.

                  All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

            II.   GENERAL TERMS

                  SECTION 2.1 LOAN COMMITMENT; DISBURSEMENT.

                  2.1.1 INITIAL LOAN; PHASE II LOAN.

                  (a) THE LOAN. From and including the Closing Date to but not including the Termination Date (the "FINANCING PERIOD"), subject to and upon the terms and conditions set forth herein, Lender hereby agrees to lend to Borrower the original principal amount of up to $20,000,000 (the "MAXIMUM LOAN AMOUNT").

                  (b) Borrower hereby acknowledges that $10,000,000 of the Maximum Loan Amount was advanced to Borrower on the Original Closing Date (the "ORIGINAL ADVANCE"). Borrower hereby agrees to accept the next Advance of the Loan, in the amount of $5,000,000 (the "INITIAL ADVANCE") on the Closing Date. Upon the terms and subject to the conditions of this Agreement, not later than 1:00 p.m. (New York City time) on the Closing Date, Lender shall make available to Borrower the Initial Advance of the Loan, in immediately available funds, at an account of Borrower in the United States designated in writing by Borrower to Lender on or prior to the Closing Date.

                  (c) Lender shall make each Additional Advance to Borrower upon satisfaction of: (i) the conditions contained in Section 3.2 hereof including but not limited to Lender's receipt of the items specified in Section 3.2(d), in each case from time to time within the twenty (20) days preceding the Additional Advance Closing Date in sufficient time for Lender and its counsel to review the same prior to the Additional Advance Closing Date, but in no event less than three (3) Business Days prior to each Additional Advance Closing Date.

                  (d) The Loan shall mature on the Maturity Date.

                  2.1.2 DISBURSEMENT TO BORROWER. Borrower may request and receive only four (4) borrowings hereunder in respect of the Loan (which include the Original Advance, the Initial Advance and each Additional Advance). Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower (x) confirms receipt of the Original Advance on the Original Closing Date, (y) shall, on the Closing Date, receive the Initial Advance and (z) shall, on each Additional Advance Closing Date, receive each Additional Advance. Borrower shall not be entitled to any borrowing other than as set forth in the previous clauses (x)-(z).

                  2.1.3 THE NOTE. The Loan shall be evidenced by the Note of Borrower. The Loan shall bear interest as provided in the Note and in Section
2.4 hereof and shall be subject to repayment as provided in the Note and in
Section 2.3 hereof. The holder of the Note shall be entitled to the benefits of this Agreement.

                  SECTION 2.2 USE OF PROCEEDS.

                  Borrower shall use the proceeds of the Loan solely to fund a loan to Malibu (the proceeds of which shall be used by Malibu solely to fund its working capital requirements) and to repay the indebtedness described on
Schedule 2.2 (or of the same type described on Schedule 2.2) not to exceed in the aggregate $20,000,000, which indebtedness Borrower represents and warrants was used by Malibu solely to fund its working capital requirements.

                  SECTION 2.3  LOAN REPAYMENT.

                  2.3.1 REPAYMENT AND PREPAYMENT. Borrower shall repay any outstanding principal indebtedness of the Loan in full on the Maturity Date of the Loan, together with interest thereon to (but excluding) the date of repayment. Borrower may, at its option and upon three (3) Business Days' prior written notice from Borrower to Lender, prepay in whole or in part the Debt without payment of any other premium or penalty; provided, however, that in the event that Borrower makes any prepayment of the Debt on a day other than the last day of an interest period, Borrower shall reimburse Lender for any costs, fees or expenses incurred by Lender in connection with such prepayment including, without limitation, costs, fees and expenses associated with the unwinding of any LIBOR contract. No amount so paid or prepaid may be reborrowed.

                  2.3.2 RECOURSE. The Obligations are full recourse obligations of the Borrower. Anything contained herein, or in any other Loan Document to the contrary notwithstanding, no recourse shall be had for the Obligations against any partner, shareholder, agent, director, officer, or employee of the Borrower. It is understood that the preceding sentence shall not (A) in the event of any malfeasance, such as fraud, misappropriation of funds or intentional misrepresentation, estop the Lender from instituting or prosecuting a legal action or proceeding or otherwise making a claim against the person or persons committing such malfeasance, and (B) constitute a waiver, release or discharge of any Obligation, and the same shall continue until paid or discharged in full.

                  SECTION 2.4 INTEREST AND PRINCIPAL.

                  2.4.1 GENERALLY. Borrower shall pay interest, in arrears, on June 1, 1998 and, thereafter, for each one month interest period (or portion thereof) from and including the first Business Day of each calendar month to but excluding the first Business Day of the immediately succeeding calendar month, on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate for such interest period, on the first day of each calendar month during the term hereof (or if such day is not a Business Day, the next day which is a Business Day). The balance of the principal sum together with all accrued and unpaid interest thereon shall be paid on the Maturity Date, all in accordance with the terms and provisions set forth in the Note.

                  2.4.2 DEFAULT RATE. Borrower agrees that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay to Lender interest on the entire unpaid principal sum of the Loan and any other amounts (including interest to the extent permitted by applicable law) due at the Default Rate. Interest at the Default Rate, to the extent not paid, shall be added to the Debt. This Section, however, shall not be construed as an agreement or privilege to extend the date of payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default. Lender retains its rights under the Loan Documents to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default.

                  SECTION 2.5 PAYMENTS AND COMPUTATIONS.

                  2.5.1 MAKING OF PAYMENTS. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to a bank account specified by Lender from time to time in writing. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day thereafter.

                  2.5.2 COMPUTATIONS. Interest payable hereunder or under the Note shall be computed on the basis of the actual number of days elapsed and a 360-day year.

                  2.5.3 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be in addition be in addition to any other amounts required under the Loan Documents and shall be secured by the Pledge and the other Loan Documents.

            III.  CONDITIONS PRECEDENT

                  SECTION 3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE.

                  The obligation of Lender to make the Initial Advance hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:


                  (a)  Representations and Warranties; Compliance with
Conditions.

                       (i) The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed and no Material Adverse Change shall have occurred.

                       (ii) The representations and warranties of MCI contained in the MCI Loan Agreement and the other MCI Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing under the MCI Loan Agreement; and MCI shall be in compliance in all material respects with all terms and conditions set forth in the MCI Loan Agreement and in each other MCI Loan Document on its part to be observed or performed.

                  (b) Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

                  (c) Security Agreement. Lender shall have received a copy of the Security Agreement Amendment duly executed and delivered on behalf of Borrower.

                  (d) MCI Agreement. Lender shall have received a copy of each MCI Amendment Document and the MCI Reaffirmation each duly executed and delivered on behalf of Borrower.

                  (e) Related Documents. Each additional document not specifically referenced herein, but requested by Lender and relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved originals thereof.

                  (f) Delivery of Organizational Documents. On or before the Closing Date, Borrower shall have delivered or caused to be delivered to Lender certified copies of all organizational documentation related to Borrower and MCI as Lender may request in its sole discretion, including, without limitation, such good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

                  (g) Opinions of Borrower's Counsel. Lender shall have received opinions of Jones, Day, Reavis & Pogue, Borrower's counsel, with respect to due execution, authority, enforceability of the Loan Documents, the MCI Amendment Documents (except with respect to the enforceability of any MCI Amendment Document not governed by New York law), the MCI Guaranty and such other matters as Lender may require, all such opinions to be in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

                  (h) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

                  (i) Financial Statements. Lender shall have received a certified copy of the Borrower's certified financial statements for the 12 month period ended December 31, 1997.

                  (j) Structure Fee. Lender shall have received an amount equal to six and one half percent of (6.5%) of the Initial Advance.

                  (k) MCI Properties. Lender shall have received such endorsements to the MCI Title Insurance Policies, in form and substance satisfactory to Lender in its sole discretion, as Lender shall require including "bring down endorsements" to insure that, after giving effect to the Initial Advance, the Lien created by the MCI Mortgages and insured by the MCI Title Insurance Policies is in full force and effect and unmodified; Borrower shall provide Lender with such evidence as is available as Lender may require in order to satisfy Lender that the Initial Advance shall have the same priority over liens or encumbrances against the MCI Properties as the Original Advance (including without limitation a new title policy if a "bring down endorsement" acceptable to Lender is not available). Lender shall have also received evidence of payment of all mortgage, mortgage recording, stamp, intangible and other similar taxes, recording charges and filing fees, if any, incurred in connection with the Initial Advance.

                  SECTION 3.2 CONDITIONS PRECEDENT TO EACH ADDITIONAL ADVANCE. The obligation of Lender to make each Additional Advance is subject to fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the date required therefore as hereinafter provided:

                  (a) Advance Request. Borrower shall have delivered to Lender a written request for the Additional Advance (such request, the "ADVANCE REQUEST"). The Advance Request shall indicate the proposed amount of the Additional Advance (in no event shall such amount be greater than $5,000,000 and in no event shall the amount of any Additional Advance be less than $2,500,000) requested by Borrower and the date on which Borrower requests Lender to make the Additional Advance (in no event shall such date be sooner than twenty (20) days following Lenders receipt of the Advance Request).

                  (b) Certificates and Legal Matters. Such certificates and documentation relating to the Additional Advance (including, without limitation, all corporate and other proceedings) as Lender shall reasonably require, all documents and all legal matters in connection with the Additional Advance shall be reasonably satisfactory in form and substance to Lender.

                  (c) Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Additional Advance Closing Date after giving effect to the making of the Additional Advance with the same effect as if made on and as of such date and no Material Adverse Change shall have occurred.

                  (d) Document Deliveries. On or prior to the Additional Advance Closing Date, all of the conditions set forth in Section 3.1 with respect to the Initial Advance shall have been fulfilled and the Borrower shall, at its sole cost and expense, deliver to Lender the following, in form and content acceptable to Lender, with respect to the Additional Advance:

                      (i) Advance Certificate. A certificate executed and delivered by an authorized officer, director, general partner or managing member of the Borrower, as applicable certifying, as of the Additional Advance Closing Date, (x) as to the matters set forth in this Section 3.2, and (y) as to the principal amount outstanding under the Notes, after taking into account the Additional Advance;

                      (ii) MCI Properties. Lender shall have received such endorsements to the MCI Title Insurance Policies, in form and substance satisfactory to Lender in its sole discretion, as Lender shall require including "bring down endorsements" to insure that that, after giving effect to the Additional Advance, the Lien created by the MCI Mortgages and insured by the MCI Title Insurance Policies is in full force and effect and unmodified; Borrower shall provide Lender with such evidence as is available as Lender may require in order to satisfy Lender that the Additional Advance shall have the same priority over liens or encumbrances against the MCI Properties as the Initial Advance (including without limitation a new title policy if a "bring down endorsement" acceptable to Lender is not available). Lender shall have also received evidence of payment of all mortgage, mortgage recording, stamp, intangible and other similar taxes, recording charges and filing fees, if any, incurred in connection with the Additional Advance;

                      (iii) Expenses. Payment of all reasonable out of pocket expenses of the transactions to be consummated on the Additional Advance Closing Date, including without limitation, all reasonable attorneys' fees, appraisal fees, accounting fees, consultant fees, and other expenses of Lender;

                      (iv) Updates to Legal Opinions. To the extent Lender determines in its reasonable discretion that any legal opinion delivered pursuant to Section 3.1(g) does not adequately address the Additional Advance (including without limitation that the Additional Advance shall have the same priority as the Initial Advance and shall have no negative effect on the priority of the Liens created by any Loan Document), Lender shall have received updates to each such legal opinion. Such updates shall be in form, scope and substance satisfactory to Lender and Lender's counsel in their reasonable discretion and shall, among other things, provide that the Additional Advance shall have no effect on the priority of the Liens created by the Loan Documents and the MCI Loan Documents;

                      (v) Amendments to Loan Documents. Borrower (or MCI, as applicable) shall execute such amendments to the Loan Documents and the MCI Loan Documents (including but not limited to the MCI Guaranty), as reasonably requested by Lender, to ensure that the Loan Documents (and the MCI Loan Documents) secure the Loan after giving effect to the Additional Advance and such amendments shall be in form and substance satisfactory to Lender.

                  (e) No Injunction. On the Additional Advance Closing Date, no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Additional Advance or the Loan or the consummation of the transactions contemplated by this Agreement or the other Loan Documents.

                  (f) Acceptance of Borrowings. The acceptance by Borrower of the proceeds of the Additional Advance shall constitute a representation and warranty by the Borrower to Lender that all of the conditions to be satisfied under Section 3.2 in connection with the making of the Additional Advance and
Section 3.1 in connection with the Initial Advance have been satisfied or waived by Lender.

                  (g) Form of Documents and Related Matters. The certificates, agreements, and other documents and papers referred to in this Section 3.2 shall be delivered to Lender, and shall be reasonably satisfactory in form and substance to Lender.

                  (h) Structuring Fee. Lender shall have received an amount equal to six and one half percent (6.5%) of the Additional Advance.

            IV.   REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1 BORROWER REPRESENTATIONS.

                  Borrower represents and warrants as of the date hereof and as of the Closing Date that:

                  (a) Organization. Borrower has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction, where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

                  (b) Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting rights of creditors generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, partnership agreement, operating agreement or other agreement or instrument to which Borrower (or Malibu) is a party or by which any of Borrower's or Malibu's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

                  (d) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, which actions, suits or proceedings, if determined against Borrower, might materially adversely affect the condition (financial or otherwise) or business of Borrower.

                  (e) Agreements. Neither Borrower nor any Affiliate of Borrower is a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower, or Borrower's business, properties or assets, operations or condition (financial or otherwise). Borrower is not in default in any material respect in the performance, observance or fulfillment of any obligations, covenants or conditions contained in any agreement or instrument, material to Borrower, to which Borrower is a party or by which Borrower is bound.

                  (f) Full and Accurate Disclosure. No statement of fact made by Borrower (x) in this Agreement or in any of the other Loan Documents, (y) in any Disclosure Document, or (z) in any written materials relating to the business, operations or condition (financial or otherwise) of Borrower (or Malibu) that were supplied to Lender in connection with Lender's due diligence investigation (other than financial projections in respect of which no representation is made) contains (or, in the case of such written material, at the time supplied contained) any untrue statement of a material fact or omits (or omitted, as the case may be) to state any material fact necessary to make the statements contained herein or therein not misleading.

                  (g) No Plan Assets. Borrower is not an "employee benefit plan" (as defined in Section 3(3) of ERISA), subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition,
(i) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.

                  (h) Financial Information.

                      (i) All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Borrower, (A) are true, complete and correct in all material respects, (B) accurately present the financial condition of the Borrower as of the date of such reports, and (C) have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower does not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Borrower. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

                      (ii) All federal and state income tax returns have been filed by Borrower and there are no income taxes due and owing by Borrower.

                  (i) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by applicable laws or by the terms and conditions of this Agreement or the other Loan Documents.

                  (j) Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable except to the extent such unenforceability may be the result of bankruptcy, insolvency, reorganization or similar laws affecting rights of creditors generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                  SECTION 4.2 SURVIVAL OF REPRESENTATIONS.

                  Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

            V.    AFFIRMATIVE COVENANTS

                  SECTION 5.1 BORROWER COVENANTS.

                  From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents, Borrower hereby covenants and agrees with Lender that:

                  (a) Existence; Compliance with Law. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and its material, rights, licenses, permits and franchises and comply with all laws applicable to it. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in, and material to, the conduct of its business, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto.

                  (b) Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business.

                  (c) Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

                  (d) Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

                  (e) Further Assurances. Borrower shall, at Borrower's sole cost and expense:

                      (i) furnish to Lender each and every document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

                      (ii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

                      (iii) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

                  (f) Financial Reporting.

                      (i) Borrower will furnish to Lender annually, within 90 days following the end of each Fiscal Year, financial statements of Borrower for each such fiscal year, certified, by the chief financial officer of the Borrower, to have been prepared in accordance with GAAP, together with a certificate of such officer, addressed to Lender, stating that, to such officer's knowledge, no Event of Default is in existence. Such certified financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow.

                      (ii) Together with the foregoing, Borrower also shall deliver to Lender Malibu's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports as filed under the Exchange Act, and any other filings made by Borrower or Malibu with the U.S. Securities and Exchange Commission, as soon as the same are filed, and all other information, including financial reports, that is provided by Borrower to its partners or by Malibu to its shareholders, and any other report reasonably requested by Lender relating to the financial condition of Borrower or Malibu.

                  (g) Estoppel Statements.

                      Within ten (10) days after request by Lender, Borrower shall furnish Lender with an Officer's Certificate, setting forth (A) the amount of the original principal amount of the Note, (B) the unpaid principal amount of the Note, (C) the Applicable Interest Rate of the Note, (D) the date installments of interest and principal were last paid, (E) any offsets or defenses to the payment of the Debt, if any, and (F) that the Note, this Agreement and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or, if modified, giving particulars of such modification.

                  (h) Loan Proceeds. Borrower shall use the proceeds of the Loan only for the purposes set forth in Section 2.2 hereof.

                  (i) Principal Place of Business. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

            VI.   NEGATIVE COVENANTS

                  SECTION 6.1 BORROWER'S NEGATIVE COVENANTS.

                  From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

                  (a) Dissolution. Borrower shall not dissolve, terminate, liquidate, merge with, consolidate into another Person.

                  (b) Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with any non-subsidiary Affiliate of Borrower except in the ordinary course of business and on terms which are fully disclosed to and approved by Lender in advance and are no less favorable to Borrower or such any non-subsidiary Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

                  (c) Operation of Borrower. Borrower shall not make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than its present business. Borrower shall not create, incur or assume any debt other than the Debt. Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

            VII.  DEFAULTS

                  SECTION 7.1 EVENT OF DEFAULT.

                  (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                      (i) any portion of the Debt is not paid when due;

                      (ii) any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by or on behalf of Borrower to Lender, shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, if such false or misleading representation or warranty is susceptible of being cured within thirty (30) days, the same shall be an Event of Default hereunder only if the same is not cured within a reasonable time not to exceed thirty (30) days after notice from Lender;

                      (iii) Borrower shall make an assignment for the benefit of creditors;

                      (iv) a receiver, liquidator or trustee shall be appointed for Borrower, or Borrower shall be adjudicated a bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to or acquiesced in by Borrower, or any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, then the same shall be an Event of Default hereunder only if the same is not discharged, stayed or dismissed within sixty (60) days after the date of such appointment or adjudication, the date such petition is first filed or the date such proceeding is instituted, as the case may be;

                      (v) Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                      (vi) Borrower breaches any of its negative covenants contained in Section 6.1 hereof;

                      (vii) Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in Section 7.1(a) (i) to (x), for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice to Borrower from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

                      (viii) there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, or any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

                      (ix) Borrower shall be in default with respect to indebtedness in excess of $500,000 or any event specified in any note, agreement, indenture or other document evidencing or relating to any such indebtedness of such person, if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such indebtedness to become due, or to be prepaid in full (whether by redemption, purchase or other otherwise), prior to its stated maturity.

                      (x) An Event of Default (as defined in the MCI Loan Agreement) shall occur.

                  (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (iii), (iv) or (v) above) and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (iii), (iv) or (v) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                  SECTION 7.2 REMEDIES.

                  (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

                  (b) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS"), in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, that Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power.

                  SECTION 7.3 REMEDIES CUMULATIVE.

                  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon. Any and all amounts collected or retained by Lender while an Event of Default has occurred and is continuing, including, but not limited to, interest at the Default Rate, late charges or any escrowed amount, may be applied by Lender to payment of the Debt in any order or priority that Lender in its sole discretion may elect.

                  SECTION 7.4 INDEMNIFICATION AGAINST TAX.

                  Borrower indemnifies and agrees to defend and hold Lender harmless against all real estate transfer, mortgage recording, documentary stamp and intangible taxes and other amounts imposed on Lender by virtue of its execution of any of the Loan Documents or by reason of the Loan (other than Lender's income tax or franchise taxes of Lender based on or imposed in lieu of income tax), including any penalties, interest and attorneys' fees incurred by Lender in connection therewith, and all such charges shall be secured by the Security Agreement and bear interest at the Default Rate until paid.

            VIII. MISCELLANEOUS

                  SECTION 8.1 SURVIVAL.

                  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

                  SECTION 8.2 LENDER'S DISCRETION.

                  Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

                  SECTION 8.3 GOVERNING LAW.

                  (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT

AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEMS, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                  SECTION 8.4 MODIFICATION; WAIVER IN WRITING.

                  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                  SECTION 8.5 DELAY NOT A WAIVER.

                  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  SECTION 8.6 NOTICES.

                  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing (including by facsimile) and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with receipt of delivery, or (c) facsimile (with acknowledged transmission), addressed as follows:

                  If to Borrower:   MEI HOLDINGS, L.P.
                                    c/o The Hampstead Group
                                    Texas Commerce Tower
                                    2200 Ross Ave., Suite 4200-W
                                    Dallas, Texas 75201
                                    Attention:  Daniel A. Decker
                                    Telephone:  (214) 220-4565
                                    Facsimile:  (214) 220-4949
                                    with copies to:

                                    Jones, Day, Reavis & Pogue
                                    599 Lexington Avenue
                                    New York, New York 10022
                                    Attention:  Robert A. Profusek, Esq.
                                    Telephone:  (212) 326-3800
                                    Facsimile:  (212) 755-7306

                                    Munsch Hardt Kopf Harr & Dinan
                                    1445 Ross Avenue, Suite 4000
                                    Dallas, Texas 75202
                                    Attention:  Michael A. Krywucki, Esq.
                                    Telephone: (214) 855-7522
                                    Facsimile: (214) 855-7584

                  If to Lender:     Nomura Asset Capital Corporation
                                    Two World Financial Center, Building B
                                    New York, New York  10281
                                    Attention:  Raymond Anthony
                                    Telephone:  (212) 667-1850
                                    Facsimile:  (212) 667-1666

                                    with a copy to:

                                    Weil, Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, New York  10153
                                    Attention:  J. Philip Rosen, Esq.
                                    Telephone:  (212) 310-8000
                                    Facsimile:  (212) 310-8007

or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and facsimile, upon the first attempted delivery or acknowledged transmission, as applicable, on a Business Day.

                  SECTION 8.7 TRIAL BY JURY.

                  BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

                  SECTION 8.8 HEADINGS.

                  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  SECTION 8.9 SEVERABILITY.

                  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  SECTION 8.10 PREFERENCES.

                  Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                  SECTION 8.11 WAIVER OF NOTICE.

                  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable law, permitted to waive the giving of notice. To the fullest extent permitted by applicable law, Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

                  SECTION 8.12 REMEDIES OF BORROWER.

                  In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

                  SECTION 8.13 EXPENSES.

                  Borrower covenants and agrees to pay, or if Borrower fails to pay to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including, without limitation, any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date;
(iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) the filing and recording of the Loan Documents, and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents or any other security given for the Loan; and (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

                  SECTION 8.14 EXHIBITS AND SCHEDULES INCORPORATED.

                  The exhibits and schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  SECTION 8.15 OFFSETS, COUNTERCLAIMS AND DEFENSES.

                  Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                  SECTION 8.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY
                               BENEFICIARIES.

                  (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in any collateral other than that of secured party or lender.

                  (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

                  SECTION 8.17 PUBLICITY.

                  All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public (other than the filing of a Disclosure Document) which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lender or any of its Affiliates shall be subject to the prior written approval of Lender.

                  SECTION 8.18 WAIVER OF COUNTERCLAIM.

                  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

                  SECTION 8.19 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

                  In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

                  SECTION 8.20 BROKERS AND FINANCIAL ADVISORS.

                  Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this
Section 8.20 shall survive the expiration and termination of this Agreement and the payment of the Debt.

                  SECTION 8.21 PRIOR AGREEMENTS.

                  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written.

                  SECTION 8.22 MEI GUARANTY.

                  (a) Borrower acknowledges the continuing validity of the MEI Guaranty and represents, warrants and confirms as of the Closing Date the non-existence of any offsets, defenses or counterclaims to its obligations thereunder and waives its right to assert any set-off, counterclaim or crossclaim of any nature whatsoever in any litigation relating to the MEI Guaranty or otherwise with respect to its obligations thereunder (provided, however that the foregoing shall not be deemed a waiver of the right of the Guarantor to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure).

                  (b) Borrower reacknowledges and reaffirms all of the representations, warranties, terms and obligations contained in the MEI Guaranty, which shall remain in full force and effect for all of Borrower's obligations under the MEI Guaranty and acknowledges, agrees, represents and warrants that no oral or other agreements, understandings, representations or warranties exist with respect to the MEI Guaranty or with respect to the obligations of Borrower thereunder except those specifically set forth in this
Section 8.22.

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                         MEI HOLDINGS, L.P., a Delaware limited partnership

                         By:  MEI GENPAR, L.P.
                               its general partner

                               By:  HH GenPar Partners, its general partner

                                    By:  Hampstead Associates, Inc., a managing
                                         general partner


                                    By: /s/ KYM IRVIN
                                       ----------------------------------------
                                       Name:  Kym Irvin
                                       Title: Authorized Representative




                                    NOMURA ASSET CAPITAL CORPORATION,
                                    a Delaware corporation


                                    By: /s/ CHRISTOPHER M. TIERNEY
                                       ----------------------------------------
                                       Name:  Christopher M. Tierney
                                       Title: Vice President